AMENDMENT NO. 11

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of May 24, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to add Invesco Oppenheimer International Diversified Fund, Invesco Oppenheimer Main Street Mid Cap Fund®, Invesco Oppenheimer Main Street Small Cap Fund®, Invesco Oppenheimer Master Event-Linked Bond Fund, Invesco Oppenheimer Mid Cap Value Fund, Invesco Oppenheimer Portfolio Series: Active Allocation Fund, Invesco Oppenheimer Portfolio Series: Conservative Investor Fund, Invesco Oppenheimer Portfolio Series: Growth Investor Fund and Invesco Oppenheimer Portfolio Series: Moderate Investor Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Alternative Strategies Fund

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Convertible Securities Fund

Invesco Conservative Allocation Fund

Invesco Global Low Volatility Equity Yield Fund

Invesco Growth Allocation Fund

Invesco Income Allocation Fund

Invesco International Allocation Fund

Invesco Mid Cap Core Equity Fund

Invesco Moderate Allocation Fund

Invesco Multi-Asset Inflation Fund

Invesco Oppenheimer International Diversified Fund

Invesco Oppenheimer Main Street Mid Cap Fund®

Invesco Oppenheimer Main Street Small Cap Fund®

Invesco Oppenheimer Master Event-Linked Bond Fund

Invesco Oppenheimer Mid Cap Value Fund

Invesco Oppenheimer Portfolio Series: Active Allocation Fund

Invesco Oppenheimer Portfolio Series: Conservative Investor Fund

Invesco Oppenheimer Portfolio Series: Growth Investor Fund

Invesco Oppenheimer Portfolio Series: Moderate Investor Fund

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Now Fund

Invesco Quality Income Fund

Invesco Small Cap Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani

Name:	Harsh Damani

Title:	Chief Financial Officer, Funds and North America Head – Fund Accounting and Fund Expenses

By:	/s/ David C. Warren

Name:	David C. Warren

Title:	Executive Vice President and Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Carsten Majer	/s/ Alexander Taft

Name:	Carsten Majer	Alexander Taft

Title:	Geschaftsfuhrer	Geschaftscuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Graeme Proudfoot

Name:	Graeme Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Pang Sun Chu	/s/ Lee Siu Mei

Name:	Pang Sin Chu	Lee Siu Mei

Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary and General Counsel

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